                                                                   EXHIBIT 22(a)

                    Subsidiaries of Playtex Products, Inc.


                                                 Percent         Jurisdiction of
            Corporation                         Ownership         Incorporation
            -----------                         ---------        ---------------

         Playtex Products, Inc.                                      Delaware

         Playtex Marketing Corporation              50%              Delaware

         Playtex Beauty  Care, Inc.                100%              Delaware

         Playtex Sales & Services, Inc.            100%              Delaware

         Playtex Manufacturing, Inc.               100%              Delaware

         Sun Pharmaceuticals Corp.                 100%              Delaware

         SmileTote, Inc.                           100%              California

         Playtex Investment Corp.                  100%              Delaware

         Playtex International Corp.               100%              Delaware

         Playtex Ltd.                              100%              Canada

         TH Marketing Corp.                        100%              Delaware

         Playtex Foreign Sales Corporation         100%              Barbados

         Personal Care Holdings, Inc.              100%              Delaware